AMENDMENT NO. 1 TO LEASE

         THIS AMENDMENT NO. 1 TO LEASE (herein called "Amendment No. 1"), dated January 1, 1997 between First Security Bank, National Association (successor in interest to First Security Bank of Utah, N.A.), not in its individual capacity but solely as Owner Trustee for the benefit of Aircraft Income Partners L.P. ("AIP") ("Lessor") and HAWAIIAN AIRLINES, INC., a Hawaii corporation ("Lessee").

                                   WITNESSETH:

         WHEREAS, Lessor and Lessee have heretofore entered into that certain Aircraft Lease dated as of September 12, 1994 (as amended, the "Lease Agreement", defined terms used herein as therein defined), which provides for the execution of a Lease Amendment for the purpose of, among other things, amending the Lease Agreement and any prior Lease Supplements thereto; and


         WHEREAS, the Lease Agreement was supplemented by that certain Lease Supplement No. 1 dated as of September 12, 1994, and were recorded as one instrument by the Federal Aviation Administration (the "FAA") on October 14, 1994, as Conveyance No. MM009442; and


         WHEREAS, Lessor and Lessee have agreed to amend certain terms of the Lease Agreement as noted herein, among other things, to permit Lessee to acquire the Aircraft from Lessor pursuant to a lease intended as security.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Lease Agreement, the Lessor and Lessee hereby amend the Lease Agreement as follows:

A.       AMENDMENTS TO THE LEASE AGREEMENT.

         1. Section 1 is amended by replacing the following definitions in their entirety:

         Airframe Return Condition Percentage means 50% if this Lease terminates on or prior to November 30, 1999, 37.5% if this Lease terminates on or prior to November 30, 2000, and 25% if this Lease terminates after November 30, 2000.

         Basic Lease Term shall mean the period from and including September 12, 1994 until, through and including November 30. 2002.

         Daily Lease Rate shall mean the monthly Basic Rent then in effect divided by thirty.

         Expiration Date shall mean November 30, 2002.

         Lease Interest Rate shall mean 9.0%.

         2. The definition of Basic Rent Date is amended by adding the following clause to the end thereof:

                "provided, that after the Tuesday prior to the date of this Amendment, and continuing throughout the remainder of the Basic Lease Term, the Basic Rent Dates shall be (i) the first Business Day of each calendar month, commencing with February, 1997 and
                (ii) and the last day of the Basic Lease Term."
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         3. The last grammatical  paragraph of Section 10(b) and Sections 20 and
24 are deleted in their entirety.

         4. Section 3(b) of the Lease Agreement is hereby amended in its entirety to read as follows:

                "(b) The Lessee shall pay to the Lessor as basic rent (herein referred to as Basic Rent) (i) in advance on the Delivery Date and on the Tuesday of the second calendar week next following the Delivery Date and on the Tuesday of each calendar week thereafter at the rate of United States Dollars $13,850 for each such week, until August 1, 1995 and at $15,000 for each such week until the Tuesday prior to the date of this Amendment No.1,
                (ii) a down payment in the amount of $450,000 on the date of this Amendment No. 1, (iii) in arrears on the Basic Rent Payment Date occurring in February, 1997 in an amount equal to $360,000 less the amount previously paid during the period from September 1, 1996 through the date of this Amendment No. 1, and (iv) in arrears on each Basic Rent Date in an amount equal to $72,000 for each month preceding such Basic Rent Date commencing with the Basic Rent Date occurring in March, 1997, until the Basic Rent Date occurring in December, 1999 and on each Basic Rent Date occurring thereafter in an amount equal to $50,000 for each month preceding such Basic Rent Date."

         5. Section 21 is amended in its entirety to read as follows:

                  "SECTION 21.      Purchase of Aircraft.

                  (a) If this  Lease  has not been  terminated,  (i) the  Lessee shall have the option to purchase the Aircraft at any time on any Basic Rent Date before the expiration of the Basic Lease Term at a purchase price equal to the Casualty Value of the Aircraft on such Basic Rent Date (such Basic Rent Date, the
                Purchase Date) and (ii) the Lessee shall purchase the Aircraft on the Expiration Date for a purchase price equal to $1.00 plus, in each case, all applicable sales taxes, if any, with respect to such purchase.

                  (b) Not less  than 30 days  prior to the  Purchase  Date,  the
                Lessee may indicate, by written notice to the Lessor, the Lessee's intention to exercise the Lessee's purchase option described above.

                  (c) On the Purchase  Date or on the  Expiration  Date,  as the
                case may be, the Lessee shall purchase from the Lessor and the Lessor shall sell to the Lessee, on an as is, where is basis with any and all faults, without representation or warranty (except as to the absence of Lessor Liens), the Aircraft for a cash consideration, payable in immediately available funds, equal to the applicable purchase price thereof plus all applicable sales taxes, if any, with respect to such purchase plus all accrued and unpaid Basic Rent and all Supplemental Rent then due. Upon payment of such cash consideration, the Lessor shall, upon the request of the Lessee, execute and deliver to the Lessee, or to the Lessee's assignee or nominee, a bill of sale, without representations or warranties (except as to Lessor Liens), for the Aircraft, together with such other documents as may be required to release the Aircraft from the terms and scope of this Lease and to transfer title thereto to the Lessee or such assignee or nominee, in such form as may reasonably be requested by the Lessee, all at the Lessee's expense. Such sale shall be closed in a jurisdiction reasonably designated by the Lessee and reasonably acceptable to the Lessor."

         6. Section 17 (a) is amended by replacing the text beginning with the third sentence in clause (ii) and ending with the last sentence thereof in its entirety with the following:

                "The Lessee shall, without further demand, forthwith pay to the Lessor an amount equal to any unpaid Rent due and payable for all periods up to and including the Basic Rent Date following the date on which the Lessor has declared this Lease to be in default, plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Casualty Value of the Aircraft on such Basic Rent Date, provided, that on payment of such amounts by Lessee, Lessor shall transfer title to the Aircraft to Lessee, without representation or warranty except for the absence of Lessor Liens.

and adding a new clause (iii) thereto to read in its entirety as follows:

                "(iii) Lessor may exercise, in addition to all other rights and remedies granted to it in this Lease and in any other instrument or agreement securing, evidencing or relating to this Lease, all rights and remedies of a secured party under the New York Uniform Commercial Code."

         7. Section 22(d) is amended in its entirety to read as follows:

                "This Lease represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior understandings."

         8. A new Section 28 is inserted to read in its entirety as follows:

         "SECTION 28.      Grant of Security Interest.

                (a) As security for the due and punctual payment of all Rent and other liabilities of Lessee hereunder and the performance and observance by the Lessee of all of the covenants made by it in this Lease or in any agreement, document or certificate delivered in connection with this Lease, the Lessee hereby grants to the Lessor a first lien on and a security interest in all of the Lessee's right, title and interest in the following, in each case, as to each type of property below, whether now owned or hereafter acquired by the Lessee, wherever located and whether now or hereafter existing (the "Collateral"):

                            (i) the Aircraft, including without limitation, the Engines and all Parts and other accessories thereto;

                            (ii) each sublease of the Aircraft, whenever entered into, together with all renewals of any such sublease executed from time to time and all payments of rent and all other amounts due and to become due thereunder;

                            (iii) all warranties (including without limitation warranties of title, merchantability, fitness for a particular purpose, quality and freedom from defects) and rights of recourse against manufacturers, assemblers, sellers and others in connection with the foregoing, if any;

                            (iv) all documents, instruments, chattel paper and general intangibles held, issued or arising in connection with any of the foregoing;

                            (v) all rents, issues, profits, products, revenues, earnings and other income of the foregoing and all the right, title and interest of every nature whatsoever of the Lessee in and to the same and every part thereof; and

                            (vi) all proceeds (including without limitation insurance proceeds) of the foregoing.

                (b) This Lease shall constitute a security agreement under the New York Uniform Commercial Code. Without limiting the generality of the foregoing, it is the intent of the parties to this Lease that the security interest granted herein constitute a "purchase money equipment security interest" in the Collateral for the purposes of Title 11 U.S.C. Section 1110. It is the intent of the parties to this Lease, that, to the extent consistent with the provisions of Title 11 U.S.C. or any analogous section of the Federal bankruptcy laws as amended from time to time, title of the Lessor to the Collateral and the right of the Lessor to take possession of the Collateral in compliance with the provisions of this Lease shall not be affected by the provisions of the Federal bankruptcy laws as amended from time to time; including, without limitation, the provisions of Section 362 or 363 of such Title, or other analogous part of any superseding statutes, as amended from time to time. The Lessee agrees, to the extent permitted by law, in any bankruptcy proceeding that it will not challenge the exercise by the Lessor of its rights under Section 1110 of the Bankruptcy Code or any successor statute.

                (c) The security interest granted herein constitutes a perfected security interest in the Collateral in favor of the Lessor, as security for this Lease, and is prior to all other liens on the Collateral in existence on the date hereof. The Lessee shall maintain the security interest created herein as a perfected security interest having at least the priority described herein and shall defend such security interest against the claims and demands of any and all persons whomsoever.

                (d) The Lessee hereby authorizes the Lessor to take all action (including without limitation, the filing of any Uniform Commercial Code financing statements or amendments thereto with the signature of the Lessee) which the Lessor may reasonably deem necessary or desirable to perfect or otherwise obtain the benefits of the security interest.

         (e) At any time and from time to time, upon the written request of the Lessor and at the sole expense of the Lessee, the Lessee will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lessor may reasonably request for the purpose of obtaining or preserving the full benefits of this security interest and of the rights and powers granted herein related to such interest, including without limitation, the filing of any financing or continuation statements under the Uniform
Commercial Code in effect in any jurisdiction with respect to the security interest created hereby.

         9. Exhibit C to the Lease Agreement shall be amended in its entirety to read as set forth in Exhibit C attached hereto.

         10. Exhibit E ("Termination Values") to the Lease Agreement shall be deleted in its entirety.

B.       MISCELLANEOUS.

         1. Except as set forth herein, all terms and provisions contained in the Lease Agreement shall remain in full force and effect.

         2. Lessee hereby confirms its agreement to pay to Lessor Basic Rent and Supplemental Rent for the Aircraft throughout the Basic Lease Term in accordance with Section 3 of the Lease Agreement.

         3. This Amendment No. 1 is being delivered in the State of New York and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

         4. This Amendment No. 1 may be executed in several counterparts, each fully-executed counterparts all of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. To the extent that this Amendment No. 1 constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Amendment No. 1 may be created through the transfer or possession of any counterpart other than the counterpart marked as the "Original."

         IN WITNESS WHEREOF, Lessor and Lessee have caused Amendment No. 1 to be duly executed and delivered as of the date and year first above written.


                             First Security Bank,  National  Association
                             (successor in interest to Firs Security Bank of Utah, N.A.), not in its individual capacity but solely as Owner Trustee for the benefit of Aircraft Income Partners L.P.



                              By:_______________________





                              HAWAIIAN AIRLINES, INC.


                              By:  /s/Clarence K. Lyman
                                   --------------------
                                   Clarence K. Lyman
                                   Vice President-Finance, Treasurer
                                   and Assistant Corporate Secretary


                              By:  /s/Rae A. Capps
                                   ---------------
                                   Rae A. Capps
                                   Vice President, General Counsel
                                    and Corporate Secretary